Exhibit 16.1
August 22, 2006
U. S. Securities and Exchange Commission
100 F Street, N. E.
Washington, DC 20549
Gentlemen:
On August 22, 2006, this Firm received a draft copy of a Form 8-K to be filed by Playlogic Entertainment, Inc. (SEC File #0-49649, CIK #1141590) (Company) reporting an Item 4.01 — Changes in Registrant’s Certifying Public Accountant.
We have no disagreements with the statements made in the draft Form 8-K, Item 4.01 disclosures which we read.
Yours truly,
/s/ S. W. Hatfield, CPA
S. W. Hatfield, CPA
Dallas, Texas